TBPE REGISTERED ENGINEERING FIRM F-1580        FAX (713) 651-0849
1100 LOUISIANA SUITE 4600    HOUSTON, TEXAS 77002-5294    TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm in this Annual Report on Form 10-K for Rosehill Resources Inc., and to the use of information from, and the inclusion of, our report, dated January 9, 2018, with respect to the estimates of the proved reserves, future production and income as of December 31, 2017 attributable to certain leasehold and royalty interests of Rosehill Resources Inc. (our "Report") in this Annual Report on Form 10-K. We further consent to the reference to our firm under the heading “Experts” in this Annual Report on Form 10-K and to the incorporation by reference of our Report and of references to us in Rosehill Resources Inc.'s Registration Statements on Form S-3 (No. 333-217683) and Form S-8 (No. 333-218023).

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
April 17, 2018

SUITE 800, 350 7TH AVENUE, S.W.    CALGARY, ALBERTA T2P 3N9    TEL (403) 262-2799    FAX (403) 262-2790
621 17TH STREET, SUITE 1550    DENVER, COLORADO 80293-1501    TEL (303) 623-9147    FAX (303) 623-4258